UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2020

Iconix Brand Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10593	11-2481093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, 3rd Floor, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ICON	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 13, 2020, Iconix Brand Group, Inc., a Delaware corporation (the “Company”), received a letter from the Listing Qualifications Department of The Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that the Staff of Nasdaq has determined that the minimum market value of its publicly held common stock (the “Market Value of Publicly Held Shares”) fell below $15,000,000 for a period of 30 consecutive business days (from February 24, 2020 through April 9, 2020) and that, therefore, the Company did not meet the minimum market value of publicly held shares requirement set forth in Nasdaq Listing Rule 5450(b)(2)(c) (the “Minimum Market Value Rule”). The letter also states that pursuant to Nasdaq Listing Rule 5810(c)(3)(D), the Company will be provided 180 calendar days to regain compliance with the Minimum Market Value Rule, which period expires October 12, 2020. In accordance with Rule 5810(c)(3)(D), the Company can regain compliance with the Minimum Market Value Rule, if, at any time during such 180-day period, the Market Value of Publicly Held Shares of the Company’s common stock is at least $15,000,000 for a minimum period of 10 consecutive business days. If the Company cannot demonstrate compliance with the Minimum Market Value Rule, the letter further provided that the Company will receive written notice from Nasdaq that its securities are subject to delisting from the Nasdaq Global Market. If the Company does not regain compliance within the allotted compliance period, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Company’s shares of common stock will be subject to delisting. At such time, the Company may appeal the delisting determination to a Hearings Panel.

On April 16, 2020, the Nasdaq Stock Market LLC approved relief for certain filers with respect to the Minimum Market Value Rule. As a result, the Company has until December 24, 2020, to regain compliance with the Minimum Market Value Rule. The Company intends to monitor the market value of its publicly held common stock between now and December 24, 2020, and will consider available options to resolve the Company’s noncompliance with the Minimum Market Value Rule, as may be necessary. There can be no assurance that the Company will be able to regain compliance with the Minimum Market Value Rule or will otherwise be in compliance with other Nasdaq listing criteria.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC.
(Registrant)

	By:	/s/ John T. McClain
Name: John T. McClain
Title: Executive Vice President and Chief Financial Officer

Date: April 17, 2020